UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation	000-51535 (Commission File Number)	41-1731219 (I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN (Address of principal executive offices)		55429 (Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
Signature
EXHIBIT INDEX
Separation Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In its Current Report on Form 8-K dated August 1, 2008, the Company announced that Rosalyn Mallet would cease to serve as the President and Interim Chief Executive Officer of the Company. In addition, on September 2, 2008 the Company announced that Rosalyn Mallet was resigning as Chief Operations Officer.
     In connection with her departure, on August 29, 2008, the Company entered into a Separation Agreement with Ms. Mallet. Ms. Mallet’s last day of employment will be on or before October 31, 2008, as determined by the Company in its sole discretion. Ms. Mallet will provide executive and consulting services to the Company during this period. Through October 31, 2008, Ms. Mallet will be paid her regular base salary ($360,000 per annum), and in addition, Ms. Mallet will be paid a lump sum of $100,000 as consideration for entering into the Separation Agreement. Provided that Ms. Mallet executes a second release of the Company at the specified time, she will receive payments equal to 15 months base salary, 3 months of which will be paid her last day of employment and the remaining 12 months will be paid 6 months and 1 day after her last day of employment. Ms. Mallet will receive additional payments, including: (a) relocation expenses up to $25,000, (b) attorney’s fees up to $5,000, (c) COBRA coverage for 15 months and (d) outplacement services up to $2,000 a month for a period of 90 days.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
10.1	Separation Agreement between Caribou Coffee Company, Inc. and Rosalyn Mallet, dated August 29, 2008

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.
Date: September 2, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Kaye R. O’Leary
Kaye R. O’Leary
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation Agreement between Caribou Coffee Company, Inc. and Rosalyn Mallet, dated August 29, 2008